Exhibit 99.1

Beeline’s AI Sales Agent ‘Bob 2.0’ Delivers 6X More Leads Than Human Chat—Revolutionizing Mortgage Sales at Near Zero Cost

Bob 2.0: The Next Evolution in AI-Powered Mortgage Sales

PROVIDENCE, RI – March 18, 2025 – Beeline Holdings, Inc. (NASDAQ: BLNE), a leader in AI-driven mortgage technology, has launched Bob 2.0, the next evolution of its AI-powered sales agent, driving a 6X increase in qualified leads over human agents while running 24/7 at minimal cost.

“Bob changes the game for scaling front-end mortgage operations,” said Nick Liuzza, CEO of Beeline. “With Bob we’re able to engage more prospects, generate more leads, and streamline sales, all while keeping our Loan Guides focused on closing deals.”

Bob is among the 1st ever AI Mortgage sales bots and was released by Beeline in June 2023.

AI That Delivers Real Results

Bob 2.0 doesn’t just respond to inquiries—it actively drives conversations toward a sales outcome.

●	Engages 3X more website visitors than standard chat solutions

●	Delivers 6X more leads from conversations—double the industry standard

●	Generates 8X more mortgage applications

●	Operates 24/7, handling lead generation tasks at a scale no human team could match

Bob’s Adaptive AI—A Smarter Sales Agent

What sets Bob apart is its ability to respond, adapt, and sell like a human—but without fatigue, missed opportunities, or salary and other overhead. Bob can:

●	Guide users through personalized sales journeys based on proven strategies

●	Maintain focus in conversations, handling interruptions with precision

●	Retain and apply user-provided details, ensuring seamless interactions

●	Recognize buyer motivations, responding in a way that builds trust and engagement

●	Support Spanish-language interactions, automatically adapting based on user preferences

Beyond Chat: Bob Is Expanding Into SMS, Voice & Live Appointments

Bob’s evolution is far from over. Over the next 90 days, Beeline will integrate Bob with:

●	Calendly-powered appointment booking and live handovers to Loan Guides

●	AI-driven SMS and voice channels to qualify leads and assist customers throughout the loan application process

●	Real-time loan approvals—turning mortgage origination into a 24/7 operation

Future Expansion: AI-Powered Underwriting & Market Growth

Bob’s success has spurred the launch of MagicBlocks, an AI startup seed-funded by Beeline, to bring its AI-powered sales technology to a broader market.

Looking ahead, Bob is expected to begin underwriting by Q3 2025, adding a new level of efficiency and further streamlining Beeline’s mortgage process.

“As the mortgage market normalizes, AI gives us the ability to scale operations dynamically without added costs,” said Liuzza. “Bob is just the beginning of how AI will redefine mortgage lending.”

About Beeline

Beeline is a forward-thinking mortgage origination and technology company transforming home loans into a short, transparent and easy path for millions of Americans. Using AI and proprietary tech, Beeline offers near-instant pre-approvals in as little as seven minutes—allowing borrowers to see loan options and lock their rate in one session.

For more information, visit www.makeabeeline.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including expected changes to Bob in the next 90 days and its impact upon the mortgage lending and underwriting business. Forward-looking statements are prefaced by words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project,” and similar words. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you, therefore, against relying on any of these forward-looking statements. Our actual results may differ materially from those contemplated by the forward-looking statements for a variety of reasons, including, without limitation, the fact that MagicBlocks (an investment of Beeline) is developing Bob in partnership with Beeline, and risks relation to any new software including delays and bugs. Further information on our risk factors is contained in filings made with the Securities and Exchange Commission by Beeline Financial, Inc., including the final Prospectus filed on January 14, 2025 and a Prospectus Supplement filed March 10, 2025. Any forward-looking statement made by us in this presentation speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

For media inquiries, please contact:

ir@makeabeeline.com